UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2015

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St, 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 4, 2015, Christopher F. Corrado, a named executive officer of MSCI Inc. (“MSCI” or the “Company”), notified MSCI of his decision to resign as Chief Information Officer and Head of Technology and Data Services of the Company, effective as of November 10, 2015. Mr. Corrado informed the Company that he is leaving to pursue other opportunities outside of the Company. C.D. Baer Pettit, as the Company’s Chief Operating Officer, will assume oversight of the functions previously managed by Mr. Corrado.

There were no new compensatory arrangements or modifications to existing compensatory arrangements made in connection with Mr. Corrado’s resignation. Mr. Corrado’s resignation will be treated as a “voluntary resignation” for purposes of the MSCI Inc. 2007 Amended and Restated Equity Incentive Compensation Plan, as amended, and all outstanding equity awards granted thereunder.

Mr. Corrado’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices or strategy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	CEO, President and Chairman

Date: November 10, 2015